Exhibit 21.1


                          S U B S I D I A R I E S



1.       Nasdaq Tools, Inc. (incorporated in Delaware)

2.       Quadsan Enterprises Inc. (incorporated in Delaware)

3.       Nasdaq Global Holdings (incorporated in Switzerland)

        o         Nasdaq Global Technology, Ltd. (incorporated in Bermuda)
        o         Nasdaq International Ltd. (incorporated in United Kingdom)
            o         Nasdaq Ltda (incorporated in Brazil)
        o         Nasdaq Europe Planning Company Ltd. (incorporated in United
                  Kingdom)
        o         Nasdaq Japan, Inc. (incorporated in Japan)
        o         Nasdaq Europe S.A./N.V. (incorporated in Belgium)
        o         IndigoMarkets Ltd. (incorporated in Bermuda)
            o         IndigoMarkets India Private Ltd. (organized in India)

4.       Nasdaq Financial Products Services, Inc. (incorporated in
         Delaware)

5.       Nasdaq International Market Initiatives, Inc. (incorporated in
         Delaware)

6.       Nasdaq Canada, Inc. (incorporated in Canada)

7.       Nasdaq Educational Foundation Inc. (formed in Delaware)

8.       Nasdaq-BIOS R&D Joint Venture (formed in Delaware)